                                                                  EXHIBIT (2)(a)




                            STOCK PURCHASE AGREEMENT
                                  by and among
                            COLD METAL PRODUCTS, INC.
                                       and
                             ALKAR STEEL CORPORATION
                                       and
                               The Shareholder of
                             ALKAR STEEL CORPORATION



                                 MARCH 30, 2000

                                TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                          ----


1.       PURCHASE AND SALE OF SHARES; PAYMENT OF COMPANY
         OBLIGATIONS..............................................................................................1
         1.1      SALE OF SHARES..................................................................................1

2.       CLOSING..................................................................................................2
         2.1      THE CLOSING.....................................................................................2
         2.2      STOCK CERTIFICATES..............................................................................2
         2.3      PAYMENTS AT THE CLOSING.........................................................................2
         2.4      POST-CLOSING PURCHASE PRICE ADJUSTMENT..........................................................2
         2.5      CLOSING STATEMENT; NO WAIVER....................................................................5
         2.6.     EARNOUT PAYMENTS................................................................................5

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER..................................................9
         3.1      CORPORATE ORGANIZATION..........................................................................9
         3.2      FINANCIAL STATEMENTS............................................................................9
         3.3      ABSENCE OF UNDISCLOSED LIABILITIES.............................................................10
         3.4      ABSENCE OF MATERIAL ADVERSE CHANGES............................................................11
         3.5      REAL PROPERTY..................................................................................12
         3.6      TANGIBLE PERSONAL PROPERTY.....................................................................14
         3.7      INVENTORY......................................................................................14
         3.8      ACCOUNTS AND NOTES RECEIVABLE..................................................................15
         3.9      ACCOUNTS PAYABLE...............................................................................16
         3.10     OUTSTANDING CAPITAL STOCK......................................................................16
         3.11     OPTIONS OR OTHER RIGHTS........................................................................16
         3.12     TITLE TO SHARES; AUTHORITY OF SELLER...........................................................16
         3.13     COMPLIANCE WITH LAWS...........................................................................17
         3.14     NO VIOLATION...................................................................................17
         3.15     LITIGATION.....................................................................................18
         3.16     MATERIAL AND AFFILIATED CONTRACTS..............................................................19
         3.17     LABOR MATTERS..................................................................................21
         3.18     MINUTE BOOKS, STOCK RECORD BOOKS...............................................................23
         3.19     TAX MATTERS....................................................................................23
         3.20     INSURANCE......................................................................................25
         3.21     EMPLOYEE BENEFIT PLANS.........................................................................26
         3.22     ENVIRONMENTAL MATTERS..........................................................................28
         3.23     PRODUCTS.......................................................................................31
         3.24     BROKERS' OR FINDERS' FEES......................................................................31
         3.25     COMPUTER SOFTWARE..............................................................................32

                                       i

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
         3.26     MATERIAL CUSTOMERS AND SUPPLIERS...............................................................32
         3.27     BANK ACCOUNTS; POWERS OF ATTORNEY..............................................................33
         3.28     BOOKS AND RECORDS..............................................................................33
         3.29     SECURITIES LAWS................................................................................33
         3.30     INTELLECTUAL PROPERTY RIGHTS...................................................................33
         3.31     BACKLOG........................................................................................34
         3.32     SALES REPRESENTATIVES AND OTHER AGENTS.........................................................35
         3.33     TRANSACTION EXPENSES...........................................................................35
         3.34     KNOWLEDGE......................................................................................35
         3.35     RELIANCE.......................................................................................35

4.       REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................36
         4.1      ORGANIZATION AND CORPORATE POWER...............................................................36
         4.2      AUTHORIZATION..................................................................................36
         4.3      NO VIOLATION...................................................................................36
         4.4      NO INVESTIGATION...............................................................................37
         4.5      SECURITIES ACT OF 1933.........................................................................37

5.       COVENANTS AND AGREEMENTS................................................................................37
         5.1      PRESERVATION OF BUSINESS.......................................................................37
         5.2      FULL ACCESS....................................................................................37
         5.3      NEGATIVE COVENANTS OF THE COMPANY AND SELLER...................................................38
         5.4      TAX MATTERS....................................................................................40
         5.5      TRANSFER TAXES.................................................................................40
         5.6      BEST EFFORTS...................................................................................41

6.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.......................................................41
         6.1      REPRESENTATIONS AND COVENANTS..................................................................41
         6.2      CLOSING CERTIFICATE............................................................................41
         6.3      LEGAL OPINION..................................................................................42
         6.4      INJUNCTION.....................................................................................42
         6.5      EMPLOYMENT AGREEMENT...........................................................................42
         6.6      GOVERNMENTAL AUTHORITY.........................................................................42

7.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER........................................................42
         7.1      REPRESENTATIONS AND COVENANTS..................................................................42
         7.2      CLOSING CERTIFICATE............................................................................43
         7.3      LEGAL OPINION..................................................................................43
         7.4      INJUNCTION.....................................................................................43
         7.5      NO LOSS........................................................................................43
         7.6      JOHN M. FAYAD..................................................................................44
         7.7      MATERIAL ADVERSE CHANGE........................................................................44
         7.8      OFFICERS/DIRECTORS RESIGNATIONS................................................................44

                                       ii

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
         7.9      BANK ACCOUNTS/POWERS OF ATTORNEY...............................................................44
         7.10     EMPLOYMENT AGREEMENT...........................................................................44
         7.11     IRC ELECTION...................................................................................44
         7.12     LEASE..........................................................................................45
         7.13     ASSET INFORMATION..............................................................................45
         7.14     GOVERNMENTAL AUTHORITY.........................................................................45
         7.15     ETHICS STATEMENTS..............................................................................45
         7.16     BANK CONSENTS..................................................................................45
         7.17     DISTRIBUTION OF SECURITIES.....................................................................46
         7.18     REPAYMENT OF NOTE..............................................................................46

8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.............................................46
         8.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................46
         8.2      SELLER'S AGREEMENT TO INDEMNIFY................................................................47
         8.3      BUYER AGREEMENT TO INDEMNIFY...................................................................49
         8.4      NOTIFICATION OF CLAIMS AND DEFINITIVE RESOLUTIONS. ............................................49
         8.5      SPECIAL INDEMNIFICATION FOR TAX LIABILITIES....................................................51
         8.6      MAXIMUM INDEMNIFICATION........................................................................52

9.       TERMINATION.............................................................................................53
         9.1      TERMINATION....................................................................................53
         9.2      EFFECT OF TERMINATION..........................................................................54

10.      MISCELLANEOUS...........................................................................................54
         10.1     BROKERS........................................................................................54
         10.2     NOTICES........................................................................................54
         10.3     SUCCESSORS AND ASSIGNS.........................................................................55
         10.4     ENTIRE AGREEMENT AND MODIFICATION..............................................................55
         10.5     SECTION AND OTHER HEADINGS.....................................................................56
         10.6     GOVERNING LAW; EXCLUSIVE FORUM.................................................................56
         10.7     COUNTERPARTS...................................................................................57
         10.8     SEVERABILITY...................................................................................57
         10.9     CONFIDENTIALITY................................................................................57
         10.10    NO THIRD PARTY BENEFICIARIES...................................................................57
         10.11    PUBLICITY......................................................................................57
         10.12    FURTHER ASSURANCES.............................................................................58




                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated March 30, 2000 by and among
COLD

METAL PRODUCTS, INC., a New York corporation ("Buyer"), ALKAR STEEL CORPORATION, a Michigan corporation (the "Company") and JOHN FAYAD, as Trustee of the John Fayad Revocable Trust u/a/d April 7, 1988, as amended, the sole shareholder of the Company ("Seller").

                                   WITNESSETH:

         WHEREAS, Seller owns beneficially and of record all of the issued and outstanding shares (the "Shares") of common stock, par value $1.00 per share, of the Company; and

         WHEREAS, Buyer desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Buyer, upon the terms and subject to the conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, Seller , the Company and Buyer, intending to be legally bound, agree as follows:

1.       PURCHASE AND SALE OF SHARES; PAYMENT OF COMPANY OBLIGATIONS
         -----------------------------------------------------------
         1.1      SALE OF SHARES.

                  At the Closing (as defined in Section 2.1), Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Shares, for an aggregate purchase price (subject to adjustment as provided in Section 2.4) of Eight Million Two Hundred Ninety Thousand Dollars ($8,290,000). The term Cash Purchase Price as used herein shall mean Eight Million Two Hundred Ninety Thousand Dollars.

2.       CLOSING
         -------

         2.1      THE CLOSING.
                  The consummation of the transactions contemplated at Article 1 (the "Closing") shall take place at the offices of Timmis & Inman L.L.P., 300 Talon Centre, Detroit, Michigan at 10:00 a.m. local time on the later of March 31, 2000 in the event the applicable waiting period under the HSR Act expires. In the event the applicable waiting period under the HSR Act has not expired, the Closing shall occur at such time and place as the parties shall agree in writing, but in no event later than April 28, 2000(the "Termination Date"). The day of closing is hereafter referred to as the "Closing Date." The Closing shall be effective at midnight on the Closing Date.

         2.2      STOCK CERTIFICATES.
                  At the Closing, Seller shall deliver to Buyer stock certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank with signatures guaranteed, in proper form for transfer and with any applicable stock transfer stamps affixed.

         2.3      PAYMENTS AT THE CLOSING.
                  Subject to all of the terms and conditions of this Agreement, at the Closing the Buyer shall deliver by wire transfer to an account designated by Seller to Buyer in writing not less than three days before the Closing an amount equal to the Cash Purchase Price.

         2.4      POST-CLOSING PURCHASE PRICE ADJUSTMENT.
                  The Purchase Price shall be subject to adjustment after the Closing in accordance with the following procedure:

                  A. As of the Closing Date, the Company shall make a count, valuation and audit of the Company's physical inventory and Buyer and Deloitte & Touche LLP shall be permitted to observe such inventory. Not later than thirty
(30) days after the Closing Date, Seller and the

Company shall deliver to Buyer a draft, subject to examination and/or audit as provided herein, of the Closing Balance Sheet and a proposed Closing Statement. Buyer and Seller acknowledge that Buyer may cause its independent accountants to audit the Closing Balance Sheet.

                           (1) "Closing  Balance Sheet" shall mean a balance
sheet of the Company at the close of business on the Closing Date, prepared in accordance with generally accepted accounting principles ("GAAP") applied in a manner consistent with the preparation of the Financial Statements (as defined in Section 3.2 hereof), but subject to the exception from the definition of "Net Assets" set forth in clause (A)(3), below;

                           (2) "Closing  Statement" shall mean a statement
showing separate calculations of Net Assets on the basis of the Closing Balance Sheet and the audited December 31, 1999 Balance Sheet of the Company (the "December 31, 1999 Balance Sheet"); and

                           (3) "Net Assets" shall mean for purposes of this
Agreement:

                                    (x) the book value of the assets of the
Company (i.e. the line corresponding to Total on the December 31, 1999 Balance Sheet under the heading ASSETS, including the proceeds of the note receivable from Seller), provided however, that in no event shall the value of inventory on the Closing Statement include any upward adjustment associated with the reduction of any valuation reserve reflected in the December 31, 1999 Balance Sheet and that the value of machinery and equipment shall exclude depreciation expense for the period from January 1, 2000 through the Closing Date, minus

                                    (y)  the book value of the liabilities of
the Company plus any prepayment premium due to Comerica Bank and any other costs in connection with prepayment of indebtedness of the Company to Comerica on the Closing Date.


                  B. The Buyer shall have the right to review the work papers of the Company and the Company's Accountant utilized in preparing the draft Closing Balance Sheet and Closing

Statement and the December 31, 1999 Balance Sheet. If Buyer disagrees in any respect with the draft Closing Balance Sheet or the draft Closing Statement, Buyer may within 30 days after receipt thereof, deliver a written notice (an "Objection Notice") to Seller setting forth Buyer's calculation of the Closing Statement. The Objection Notice shall specifically state in reasonable detail the basis of such disagreement, and Buyer shall be deemed to have agreed with all other items and amounts contained in the Closing Statement. If an Objection Notice is not delivered within such time period, then the amounts set forth in the Closing Statement shall be conclusive and binding upon the parties hereto, save in the case of manifest error.

                  C. If an Objection Notice is delivered within 30 days after receipt by Buyer of the Closing Statement, Buyer and Seller shall, during the 30 days following the receipt by Seller of the Objection Notice, use their reasonable efforts to reach agreement on the disputed items or amounts. If Buyer and Seller do not obtain a final resolution within such 30 day period, Buyer and Seller shall jointly retain an independent accounting firm of recognized national standing (the "Firm") to resolve any remaining disagreements. If Buyer and Seller are unable to agree on the choice of the Firm, the Firm shall be a "big-five" accounting firm selected by lot (after excluding one firm designated by each of Buyer and Seller). Buyer and Seller shall direct the Firm to render a determination within 30 days of its retention and each of the parties hereto and their respective employees shall cooperate with the Firm during its engagement. The Firm shall consider only those items and amounts in the Closing Statement set forth in the Objection Notice which Buyer and Seller are unable to resolve. The determination of the Firm shall be conclusive and binding upon the parties hereto, save in the case of manifest error. If the proper adjustment to the Purchase Price pursuant to this Section 2.4 as determined by the Firm deviates from the adjustment to the Purchase Price based on the Closing Statement by an aggregate amount greater than ten (10%) of such Purchase Price adjustment in favor of the Buyer, Seller shall pay the cost of such accounting firm; otherwise, Buyer shall pay such costs.


                  D. Buyer and the Seller shall use all reasonable efforts to cooperate so that all records, working papers and other information as may reasonably be required for the purpose of this Section by their respective accountants shall be made available promptly upon request therefor and shall generally render all reasonable assistance necessary for the preparation of the Closing Balance Sheet and the Closing Statement and the resolution of any dispute in relation to the same.

                  E. Buyer will within 5 Business Days after the final determination or agreement of the Closing Statement, pay to Seller an amount equal to the amount, if any, by which the Net Assets stated on the Closing Statement based upon the Closing Balance Sheet exceeds $2,284,622. If the Net Assets stated on the Closing Statement based upon the Closing Balance Sheet is less than $2,284,622, Seller will, within 5 Business Days after the final determination or agreement of the Closing Statement, pay the difference between such two sums to Buyer. Any such payments shall be made by wire transfer or delivery of other immediately available funds. Any amounts owed pursuant to this
Section 2.4(e) shall bear interest at a per annum rate equal to the rate announced by Bank of New York as its "Prime Rate" from the Closing Date until the date on which they are paid.

         2.5 CLOSING STATEMENT; NO WAIVER. The approval of the Closing Statement by or on behalf of the Buyer (and all matters and things consequent to such approval) shall not operate or be deemed to operate as a waiver of any of the rights, powers or privileges of the Buyer of any of the other terms and conditions of this Agreement or otherwise and shall not preclude the bringing of any other claim under this Agreement.

         2.6.     EARNOUT PAYMENTS.
                  A. DEFINITIONS. For purposes of this Section 2.6, the following terms shall have the meanings set forth below:

                           (1) "EBITDA" shall mean, for each Earnout Period, the
Company's net earnings, before interest expense, income taxes, depreciation and amortization, determined in accordance with the provisions of this clause (1) including subclauses (a) through (d). Except as specifically provided for below, EBITDA shall be determined consistently with past practice (including practices prior to the Closing Date to the extent such practices are consistent with GAAP) and on the basis of the financial statements of the Company for the applicable Earnout Period, prepared in accordance with GAAP.

                           (a) UNIFORM 800 MATERIALS FOR USG GROUP. For the shorter of the term of the Company's contract with USG Group (exclusive of any renewals) or five (5) years following the Closing Date, Buyer shall not increase the price of materials charged to the Company for "Uniform 800" materials which are sold by the Company to USG Group, except to the extent that any such increase is attributable to increased direct materials costs paid by Buyer to its suppliers of steel used in the production of Uniform 800 materials, and Buyer shall continue to source such sales to USG Group through the Company.

                           (b) CAPITAL EXPENDITURES, WORKING CAPITAL AND EBITDA. In the event that Buyer or the Company undertakes any capital expenditures on behalf of the Company which exceeds historical capital expenditures of the Company by $300,000 in the aggregate or by $200,000 for any single item, the parties agree to negotiate in good faith to adjust the thresholds and percentages of EBITDA payable to Seller to account for the impact of such expenditure(s) on the Company's EBITDA for purposes of this earnout provision. During the Earnout Period, the Company shall manage working capital consistent with its past practices and within reasonable guidelines set by Buyer. Buyer agrees to provide reasonable support to fund the Company's ordinary working capital and capital expenditure needs (including providing the Company, at no cost, with 20,000 square feet of material storage space at an existing facility of Buyer within 24 hours driving time of the Company's facility in Detroit, Michigan).

                           (c) CORPORATE OVERHEAD. EBITDA shall be determined without any special allocation of corporate overhead or headquarters expense of the Buyer.

                           (d) EBITDA ATTRIBUTABLE TO EXISTING ACCOUNTS OF BUYER. For purposes of this Section 2.6 EBITDA shall not include earnings from the sale of any products, materials and/or services to customers of Buyer attributable to sales made by employees of Buyer who subsequently become employees of the Company or the salary or other compensation attributable to such employees.

                           (2) "Earnout  Amount" shall mean for each Earnout
Period, fifty percent (50%) of any amount up to the Second Threshold Earnout Level by which EBITDA exceeds the First Threshold Earnout Level, plus sixty-five percent (65%) of the amount, if any, by which EBITDA exceeds the Second Threshold Earnout Level; provided, however, if Mr. Fayad's employment as Chief Executive Officer of the Company is terminated for Cause (as defined in the Employment Agreement among Mr. Fayad, Buyer and the Company) or voluntarily without Good Reason (as defined in the Employment Agreement among Mr. Fayad, Buyer and the Company), the Earnout Amounts for the then current and all subsequent Earnout Periods shall be limited to fifty percent (50%) of the amount by which EBITDA exceeds the First Earnout Threshold.

                           (3) "Earnout Computation Statement" shall mean a
statement setting forth in reasonable detail the Buyer's calculation of EBITDA for the applicable Earnout Period and the Buyer's calculation of the Earnout Amount for such Earnout Period.

                           (4) "Earnout Period" shall mean the following
periods: (i) the first Earnout Period shall correspond to the period from the Closing Date to March 31, 2001 (it being understood that the Company will be placed on a March 31 fiscal year following the Closing); (ii) the second Earnout Period shall correspond to the fiscal year of the Company following the first Earnout Period; (iii) the third Earnout Period shall correspond to the fiscal year of the Company following the second Earnout Period; (iv) the fourth Earnout Period shall correspond to the fiscal year of the Company following the third Earnout Period; and (v) the fifth Earnout Period shall correspond to the fiscal year of the Company following the fourth Earnout Period.

                           (5) "First Threshold Earnout Level" shall mean Two
Million Two Hundred Thousand Dollars ($2,200,000).

                           (6) "Second Threshold Earnout Level" shall mean Two
Million Seven Hundred Thousand Dollars ($2,700,000).

In the event the First Earnout Period is less than 365 days, the Threshold Earnout Levels shall be prorated.

                  B.       CALCULATION AND PAYMENT OF EARNOUT AMOUNTS.

                           (1) DELIVERY OF COMPUTATION STATEMENTS; PAYMENT
DATES.

                           At the conclusion of each Earnout  Period, Buyer
shall prepare a Computation Statement for the Earnout Amount earned during such Earnout Period and shall provide such Computation Statement to Seller for its review and comments within ninety (90) days after the termination of such Earnout Period. If, within thirty (30) days after delivery of the Computation Statement to Seller, Seller has not given written notice to Buyer disputing such statement and indicating the basis of such dispute, such Computation Statement shall be conclusive and binding on Seller, and the Earnout Amount shall be paid to Seller within 10 days thereafter. In the event Seller gives Buyer notice of dispute within such thirty day period, Seller and Buyer will use their best efforts to settle the disputed items within 30 days after the giving of such notice. Any dispute unresolved after such 30-day period shall be submitted for resolution by an independent public accounting firm selected by Seller and Buyer as provided in subsection 2.4(c) of this Agreement. The decision of such accounting firm with respect to such dispute shall be final and binding on the parties hereto. The Earnout Amount shall be paid to Seller within 10 days after the dispute is settled or resolved. If, as a result of the decision of such accounting firm, it is determined that Seller is entitled to an Earnout Amount which exceeds the Earnout Amount set forth on the applicable Computation Statement by an aggregate amount greater than ten percent (10%) of such Earnout Amount, Buyer shall pay the cost of such accounting firm; otherwise, Seller shall pay such costs. Buyer shall maintain books and records for the Company in a manner which will facilitate calculation of each Earnout Amount and the review by Seller or its representatives of each Computation Statement, and shall make such records available for review upon request during normal business office hours.
                           (2) EARNOUT PAYMENTS.
                           On the payment date for each Earnout Period specified
in subparagraph (B)(1),
above, Buyer will deliver to Seller additional consideration for the Shares, equal to the Earnout Amount for such Earnout Period. Buyer's payment shall be by wire transfer or other payment of readily available funds to Seller.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER
   ------------------------------------------------------------

                  The Company and Seller hereby jointly and severally make the representations and warranties set forth in this Article 3, each of which is true and correct as of the date hereof and each of which will be true and correct as of the Closing Date:

         3.1      CORPORATE ORGANIZATION.
                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, has the corporate power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions set forth in
SCHEDULE 3.1(A), which are the only jurisdictions where such qualification is required by reason of the nature or location of the properties and assets owned, leased or operated by it or the business conducted by it. The Company has previously delivered to Buyer complete and correct copies of its Certificate of Incorporation, as amended to date (certified by the competent authority of the State of Michigan within 30 days of the date hereof), and its By-Laws, as amended to date (certified by the Secretary of the Company within 30 days of the date hereof). Neither the Certificate of Incorporation nor the By-Laws of the Company has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments.

                  (b) The Company has no subsidiaries and has never had a subsidiary. Except as set forth in Schedule 3.1(b), the Company does not own, of record or beneficially, directly or indirectly, any equity or other proprietary interest, or right to acquire any such interest, contingent or otherwise, in any other corporation, partnership, joint venture, limited liability company, business enterprise or other entity of any nature whatsoever (a "Person").

         3.2      FINANCIAL STATEMENTS.

                  Attached hereto as SCHEDULE 3.2 are the following financial statements (the "Financial Statements"):

                  (a) The audited balance sheet of the Company for the year ended December 31, 1999, and the related statements of operations, shareholders' equity and cash flows of the Company for the years ended December 31, 1998 and December 31, 1999; and

                  (b) The audited balance sheets of the Company for the years ended December 31, 1998 and 1997, and the related statements of operations, shareholders' equity and cash flows of the Company for the year ended December 31, 1998; and the related compiled statement of operations, shareholders equity and cash flow for the year ended December 31, 1997; and

                  (c) The unaudited balance sheet of the Company as of January 31, 2000 (the "Latest Balance Sheet") and the related statements of operations, shareholders' equity and cash flows for the one-month period then ended.

                  Each of the financial statements referred to in clauses (a),
(b) and (c) above (including in all cases the notes thereto, if any): (i) fairly presents in all material respects the financial position and results of operations of the Company for the respective periods stated therein, (ii) has been prepared from and is consistent with the books and records of the Company and has been prepared in accordance with generally accepted accounting principles, consistently applied.

         3.3      ABSENCE OF UNDISCLOSED LIABILITIES.
                  The Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether arising out of transactions entered into or any condition or state of facts existing on or prior to the date hereof, other than (a) liabilities and obligations set forth on the December 31, 1999 Balance Sheet (including the notes thereto), (b) liabilities and obligations which have arisen after the date of the December 31, 1999 Balance Sheet and through the Closing Date all of which occur in the ordinary course of business and all of which are properly reflected in the books and records of the Company, and (c) obligations and liabilities specifically disclosed and identified in an appropriate Schedule hereto.

         3.4      ABSENCE OF MATERIAL ADVERSE CHANGES.
                  Except as set forth in SCHEDULE 3.4 hereto, since December 31, 1999 the Company has carried on its business in the ordinary course and consistent with past practice. Except as set forth in SCHEDULE 3.4 hereto, since December 31, 1999 the Company has not:

                  (a) incurred any obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business and consistent with past practice;

                  (b) discharged or satisfied any Encumbrance (as hereinafter defined), or paid any obligation or liability, absolute, accrued, contingent, or otherwise, whether due or to become due, other than current obligations or liabilities incurred in the ordinary course of the Company's business;

                  (c) suffered any damage, destruction or loss of physical property or goods resulting in costs or expenses to the Company in excess of $10,000, whether or not covered by insurance;

                  (d) mortgaged, pledged or subjected to any lien, charge or other Encumbrance any of its assets, tangible or intangible;

                  (e) sold or transferred any of its assets or canceled or compromised any of its debts, except, in each such case, in the ordinary course of business and consistent with past practice, or waived any claims or rights of a material nature;

                  (f) leased, licensed or granted to any person or entity any rights in any of its assets or properties;

                  (g) experienced any material adverse change in its financial condition, results of operations, cash flows, assets, liabilities, businesses, prospects, or operations;

                  (h) experienced any material change in its relationship with any of its employees, salesmen, distributors, or independent contractors;

                  (i) made any capital expenditures or capital additions or betterments in excess of an aggregate of One Hundred Thousand Dollars ($100,000);

                  (j) revalued any of its assets;

                  (k) entered into any material transaction, contract or commitment;

                  (l) made any change in any accounting principle or practice or in its method of applying any such principle or practice;

                  (m) declared or paid any dividends on or made any distributions (however characterized and whether payable in cash or additional shares of stock) in respect of any shares of its capital stock;

                  (n) repurchased or redeemed any shares of its capital stock;

                  (o) entered into any agreement to do any of the foregoing.

         3.5      REAL PROPERTY.
                  (a) The Company owns no real property. SCHEDULE 3.5 sets forth a complete list and summary description of (i) all real property leased or subleased by the Company (the "Leased Real Property", and (ii) all other rights or interests of the Company in real property (the "Other Real Property Interests"). The Leased Real Property and the Other Real Property Interests are collectively referred to herein as the "Real Property".

                  (b) Except as specifically disclosed in SCHEDULE 3.5 the Company has a valid leasehold interest in all Leased Real Property, free and clear of any mortgage, pledge, security interest, lien, claim, charge, equity, conditional sales contract, restrictions, reservation, option, right of first refusal, agreement, or other encumbrance of any nature whatsoever (collectively, "Encumbrances").

                  (c) Except as set forth in SCHEDULE 3.5, each of the leases and subleases relating to the Leased Real Property is in full force and effect, there is no material default by the Company (or to the best knowledge of the Company or Seller, by the lessor) under any such lease or sublease, and each such lease and sublease will remain in full force and effect following the Closing without any modification in the rights or obligations of the parties under any such lease or sublease.

                  (d) No work has been performed on or with respect to or in connection with any of the Real Property that would cause such Real Property to become subject to any mechanic's, materialmen's, workmen's, repairmen's, carriers' or similar liens aggregating in excess of $10,000. The structures, plants, improvements, systems and fixtures (including, without limitation, storage tanks or other impoundment vessels, whether above or below ground) located on each such parcel of Real Property conform with all Federal, state and local laws, ordinances, rules, regulations and similar governmental and regulatory requirements and are in sufficient operating condition and repair for the purposes for which they are currently used, ordinary wear and tear excepted; to the knowledge of Seller and the Company, each such parcel of Real Property in view of the purposes for which it is currently used, conforms with all covenants or restrictions of record and conforms with all applicable building codes and zoning requirements and Seller and the Company are unaware of any proposed change in any such governmental or regulatory requirements or in any such zoning requirements. All existing electrical, plumbing, fire sprinkler, lighting, air conditioning, heating, ventilation, elevator and other mechanical systems located in or about the Real Property are in sufficient operating condition and repair for the purposes for which they are used (ordinary wear and tear excepted).

                  (e) The Real Property include all easements, rights-of-way and similar rights necessary to conduct the Company's business as presently conducted and to use all of its Real Property as currently used, including, without limitation, easements and licenses for pipelines, power lines, water lines, roadways and other access. All such easements and rights are valid, binding and in full force and effect; any amounts due and payable thereon to date have been paid or have been fully accrued for in the December 31, 1999 Balance Sheet or in the books and records of the Company for periods after the date of the December 31, 1999 Balance Sheet, as applicable; no party thereto is in default thereunder; and there exists no event or condition affecting the Company or any other party thereto, which, with the passage of time or notice or both, would constitute a default thereunder. No such easement or right will be breached by, nor will any party thereto be given a right of termination as a result of, the transactions contemplated by this Agreement.

         3.6      TANGIBLE PERSONAL PROPERTY.
                  The Company has good and marketable title to all of the equipment, machinery, motor vehicles, inventories, supplies, furniture and fixtures and other tangible personal property owned or used by the Company, free and clear of any Encumbrance of any kind or nature whatsoever except as set forth in SCHEDULE 3.6 and except for liens for current taxes not yet delinquent, none of which impair the value of the personal property in question. SCHEDULE
3.6 sets forth a brief description of each item of property listed thereon, along with the amount and payment terms applicable to any obligation existing with respect to each such item. All items of equipment, machinery, vehicles, furniture, fixtures and other tangible personal property currently owned or used by the Company as of the date hereof are in sufficient operating condition and repair for the purposes for which they are used, ordinary wear and tear excepted, are physically located at or about the Company's places of business and are owned outright by the Company or validly leased under one of the leases set forth in SCHEDULE 3.6. None of such personal property is subject to any agreement, arrangement or understanding for its use by any person other than the Company. The maintenance and operation of such personal property has complied in all respects with all applicable laws, regulations, ordinances, contractual commitments and obligations.

         3.7      INVENTORY.
                  The Inventory as reflected on the December 31, 1999 Balance Sheet is valued at the lower of cost (determined by the specific identification method of accounting) or market value, except as set forth in SCHEDULE 3.7 hereto. Except as set forth on Schedule 3.7, the inventory of the Company consists only of items of a quality and quantity useful or saleable in the ordinary course of business of the Company within two (2) years and none of the inventory consists of any items which are slow-moving (which for purposes of this provision shall mean items which have not been sold within two (2) years of their completion or delivery to the Company (if raw materials)), obsolete or subject to defect in physical condition or repair which would prevent such an item from being useful for normal purposes in the ordinary course of the Company's business or disposable at a price substantially equal to market prices for goods in good condition of the same type under similar circumstances prevailing at the Closing Date. SCHEDULE 3.7 also sets forth an accurate summary description of the Company's policies with respect to inventory costing. As of the Closing, the inventory of the Company shall be accounted for on a basis consistent with the December 31, 1999 Balance Sheet except as set forth on
Schedule 3.7. The inventory on hand on the date of this Agreement and on the Closing Date was or will be purchased at prices and in quantities consistent with the Company's custom in the ordinary course of business, and is and will be sufficient, reasonable and appropriate to satisfy all normal business needs of the Company in the ordinary course of the business of the Company as of the date of this Agreement and as of the Closing Date. It is understood that the taking or results of the physical inspection of Inventory described in Section 2.4 of this Agreement shall have no effect on any of the representations or warranties of Seller set forth in this Section 3.7, or upon any obligation of Seller to indemnify Buyer pursuant to Article 8 of this Agreement for any misrepresentation or breach of any warranty under this Section 3.7. SCHEDULE 3.7 also sets forth a list of each location of inventory of the Company other than the Company's manufacturing facility located at Roseville, Michigan. Copies of any agreements applicable to such inventory or location have been furnished to Buyer.

         3.8      ACCOUNTS AND NOTES RECEIVABLE.
                  The accounts and notes receivable reflected on the December 31, 1999 Balance Sheet are free and clear of any Encumbrance except as set forth on SCHEDULE 3.8 hereto. The accounts and notes receivable of the Company created from and after the date of the December 31, 1999 Balance Sheet to the Closing Date will be free and clear of any Encumbrance except as set forth on SCHEDULE
3.8. All accounts receivable of the Company (i) arose from bona fide sales of goods or services in the ordinary course of business and consistent with past practice, (ii) are accurately and fairly reflected on the December 31, 1999 Balance Sheet or, with respect to accounts receivable of the Company created after the date thereof and through the date hereof, are accurately and fairly reflected in the books and records of the Company, and (iii) any accounts receivable of the Company outstanding on the Closing Date will be collected in full within 120 days of the Closing Date (the "Collection Period"), without resorting to litigation and without offset or counterclaim (net of any reserve for bad debts shown on the December 31, 1999 Balance Sheet).

         3.9      ACCOUNTS PAYABLE.
                  All accounts payable to the Company (i) arose from bona fide purchases in the ordinary course of business and consistent with past practice, and (ii) are accurately and fairly reflected on the December 31, 1999 Balance Sheet or, with respect to accounts payable of the Company created after the date thereof and through the date hereof, are accurately and fairly reflected in the books and records of the Company.

         3.10     OUTSTANDING CAPITAL STOCK.
                  The par value, number of authorized shares, number of issued and outstanding shares of all the capital stock of the Company beneficially or of record are set forth in SCHEDULE 3.10 hereto. No other class of capital stock of the Company is authorized or outstanding. All of the issued and outstanding shares of the Company are duly authorized and are validly issued, fully paid and nonassessable and none of such shares have been issued in violation of any preemptive rights of shareholders. The Shares constitute all of the issued and outstanding shares of capital stock of the Company.

         3.11     OPTIONS OR OTHER RIGHTS.
                  There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company or Seller any shares of the capital stock or any other security of the Company, and there is no outstanding security of any kind convertible into such capital stock.

         3.12     TITLE TO SHARES; AUTHORITY OF SELLER.
                   Seller represents and warrants to Buyer: (i) that Seller is the beneficial and record owner of the number of issued and outstanding Shares identified on SCHEDULE 3.12 hereto, free and clear of any Encumbrances, (ii) that there are no agreements, arrangements or understandings (including, without limitation, options or rights of first refusal) to which such Seller is a party for the purchase, sale or other disposition of such Shares or any interest therein, and (iii) that Seller has all necessary legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iv) that this Agreement has been duly authorized, executed and delivered by Seller, and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that the enforceability of this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights.

         3.13      COMPLIANCE WITH LAWS.
         The Company has complied with all laws, statutes, rules, regulations, codes, ordinances, orders of, and has secured all necessary permits and authorizations and licenses issued by, federal, state, local and foreign agencies and authorities, applicable to its business, properties and operations, or to which the Company may be subject. Neither the Company nor Seller have received any notice alleging any violation of the foregoing, nor do Seller or the Company have any knowledge of any inquiry, investigation or proceedings relating thereto.

         3.14      NO VIOLATION.
                  (a) The Company has full corporate power and authority to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the Company, and no other corporate actions on the part of the Company are necessary to authorize and approve the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms, except that the enforceability of this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights.

                  (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (i) conflict with or result in a breach of the Certificate of Incorporation or By-laws of the Company, nor (ii) except as set forth on SCHEDULE 3.14 attached hereto, violate, conflict with or result in a breach of or default (or be any event which with the lapse of time or the giving of notice or both would constitute an event of default) under any of the terms, conditions or provisions of any agreement, understanding, arrangement, commitment, indenture, contract, lease, sublease, loan agreement, note, or other document or instrument to which Seller or the Company is a party or by which they are bound or to which they or their assets are subject (individually, an "Instrument" and collectively, the "Instruments"), nor (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any Instrument or in or with respect to the business or assets of the Company, nor (iv) result in the creation of any Encumbrance on the assets, capital stock or properties of the Company, nor (v) conflict with, violate or result in a breach of or constitute a default under any law, statute, rule, judgment, order, decree, injunction, ruling or regulation of any government, governmental agency, authority or instrumentality, court or arbitration tribunal to which either Seller or the Company or any of the Company's assets or properties are subject, nor (vi) require either Seller or the Company to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any third party, including, any foreign, federal, state, county, local or other governmental or regulatory body, other then such filings as are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

         3.15     LITIGATION.
                  There are no legal or governmental proceedings, actions or suits (including, without limitation, arbitral and administrative proceedings), claims or governmental investigations or audits (i) pending, or to the best knowledge of Seller and the Company, threatened with respect to which the Company is a party or to which any property of the Company is subject, (ii) pending, or to the best knowledge of Seller and the Company, threatened against, relating to or involving any of the officers, or directors of the Company, or
(iii) or to the best knowledge of Seller and the Company, threatened against or involving John Fayad or his management team relating to their employment or the business of the Company. The Company is not in violation of any order, decree or judgment of any court or arbitration tribunal or governmental board, commission, instrumentality or agency. There are no such suits, actions, proceedings, claims, or investigations pending or, to the best knowledge of Seller and the Company, threatened challenging the validity or propriety of, or otherwise relating to or involving, this Agreement or the transactions contemplated hereby. There is no judgment, order, writ, injunction, decree or award (whether issued by a court, an arbitrator, a governmental body or agency thereof or otherwise) to which the Company is a party, or involving the property, assets or business of the Company, which is unsatisfied or which requires continuing compliance therewith by the Company.

         3.16     MATERIAL AND AFFILIATED CONTRACTS.
                  (a) Except as set forth in SCHEDULE 3.16(a) or specifically disclosed on one or more other appropriate schedules hereto, the Company is not a party to, or subject to:

                           (i) any contract, arrangement or understanding, or
series of related contracts, arrangements or understandings, which involves monthly expenditures or receipts by the Company in excess of $20,000, or annual expenditures or receipts by the Company of more than $100,000 or which provides for performance, regardless of amounts, over a period in excess of six months after the date of such contract, arrangement or commitment (except for contracts or arrangements for the purchase of steel and sale of steel and related packaging components);

                           (ii) any contract, arrangement or understanding, or
series of related contracts, arrangements or understandings, for the purchase or sale of steel, which involved monthly expenditures or receipts by the Company in excess of $50,000, or annual expenditures or receipts by the Company of more than $500,000;

                           (iii) any license agreement, whether as licensor or
licensee;

                           (iv) any contract, arrangement or understanding not
made in the ordinary course of business and consistent with past practice;

                           (v) any note, bond, indenture, credit facility,
mortgage, security agreement or other instrument or document relating to or evidencing indebtedness for borrowed money (all of which indebtedness is prepayable currently at the option of the Company without premium or penalty) or a security interest or mortgage in the assets of the Company;

                           (vi) any warranty, indemnity or guaranty issued by
the Company (other than customary product warranties provided by the Company in the ordinary course of business);

                           (vii) any contract, arrangement or understanding
granting to any person the right to use any property or property right of the Company;

                           (viii) any contract, arrangement or understanding
restricting the right of the Company to engage in any business activity or to compete with any business;

                           (ix) any joint venture contracts;

                           (x) any agreement granting to others the right to
manufacture or distribute products of the Company;

                           (xi) any agreement with suppliers or customers for
discounts or allowances;

or

                           (xii) any outstanding offer or commitment to enter
into any contract or arrangement of the nature described in subsections (i) through (xi) of this Section 3.16(a).

                  (b) There are no contracts; agreements, purchase orders, commitments, leases, agreements, including loan arrangements, between the Company and any of its officers, directors or any Seller, or any related or affiliated person, corporation or other entity, except as set forth on SCHEDULE 3.16(b) (a true and correct and complete copy of each such document having heretofore been delivered by Seller to Buyer). The contracts, arrangements and understanding described in SCHEDULES 3.16(a) AND 3.16(b) are collectively referred to herein as "Material Contracts".

                  (c) The Seller has previously delivered to Buyers complete and correct copies of each Material Contract (and any amendments thereto), except that SCHEDULES 3.16(a) AND 3.16(b) contains a complete and correct descriptions of all oral contracts. Except as set forth in SCHEDULE 3.16(c): (i) each contract to which the Company is a party or by which it is bound is in full force and effect; (ii) neither the Company nor any other party is in default under any such contract, and no event has occurred which constitutes, or which with the lapse of time or the giving of notice or both would constitute, a default by the Company or by any other party under such contract; (iii) there are no material disputes or disagreements between the Company and any other party with respect to any such contract; and (iv) each other party to each such contract has consented or been given notice (where such consent or the giving of such notice is necessary) sufficient that such contract shall remain in full force and effect following the Closing without any modification in the rights or obligations of the Company thereunder.

         3.17     LABOR MATTERS.
                  (a) Except as set forth on SCHEDULE 3.17, no union is certified as collective bargaining agent to represent any employee of the Company. The Company is not (a) a party to, involved in or, to the best knowledge of Seller and the Company, threatened by any labor dispute, unfair labor practice charge, labor arbitration proceeding or grievance proceeding, (b) currently negotiating any collective bargaining agreement or (c) aware of any threatened strike or filing by any employee or employee group seeking recognition as a collective bargaining representative or unit, work stoppage or slowdown, picketing or controversy involving Employees (as hereinafter defined) or former Employees.

                  (b) SCHEDULE 3.17 sets forth the names of all current employees (including employees who are also directors or officers of the Company) of the Company (the "Employees") and with respect to each such Employee, and such person's job title. SCHEDULE 3.17 also sets forth the names of all directors and officers of the Company (whether or not such persons are Employees or Former Employees, as that term is hereinafter defined at Section 3.21), together with the respective term of office and titles for each such person and all remuneration payable to any such officers and directors who are not Employees. The Company has previously delivered to Buyer a statement, certified by an appropriate officer of the Company, setting forth, with respect to each officer, director and Employee of the Company, such Employee's date of birth, such Employee's date of employment, the current salary and commission terms of such Employee, the amount of any bonuses or other cash compensation (other than regular salary or commissions) paid since December 31, 1998 to such Employee and a description of all compensation arrangements currently applicable to such Employee.

                  (c) Except as set forth on SCHEDULE 3.17, the Company has accrued or reflected on the December 31, 1999 Balance Sheet, and will accrue or reflect on its books and records, all obligations for benefits and other compensation of any kind with respect to its Employees and any of its Former Employees to the extent required by generally accepted accounting principles, including, but not limited to, vacation pay, sick pay, medical, death, and disability benefits, severance, bonuses, incentive, and pension, retirement, profit sharing or other types of deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. Except as set forth on SCHEDULE 3.17, there are no outstanding loans from the Company to any Employee. Complete and correct copies of all written agreements with or concerning Employees and all employment policies, and all amendments and supplements thereto, have previously been delivered to Buyer, and a list of all such agreements and policies, whether written or oral is set forth on SCHEDULE
3.17. None of the Employees has indicated a desire or intention to terminate his or her employment as a result of or in connection with the transactions contemplated by this Agreement.

                  (d) Except as set forth on SCHEDULE 3.17, since December 31, 1999, the Company has not (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees or Former Employees, (ii) provided any of the Employees with any increased security or tenure of employment, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, amended, increased, or improved benefits granted to or for the benefit of any of the Employees or Former Employees under any Benefit Plan (as hereinafter defined).

                  (e) The Company has complied at all times and in all respects with all laws, statutes, rules, and regulations applicable with respect to Employees in each of the jurisdictions in which it operates and/or does business. In particular, the Company has complied at all times and in all respects with all Federal and State laws, statutes, rules and regulations applicable to discriminatory employment practices, workplace safety, (including rules and regulations of the Occupational Safety and Health Administration), workers' compensation, payment of minimum wages and overtime rates, immigration, or otherwise relating to the conduct of employers with respect to employees or prospective employees; and there have been no claims made or, to the best knowledge of the Company and Seller, threatened thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing. The Company is not currently employing any workers unauthorized to work in the United States. The Company maintains at its premises a file of I-9 Forms, properly completed for each of its Employees, verifying the eligibility of each such Employee to work in the United States.

         3.18     MINUTE BOOKS, STOCK RECORD BOOKS.
                  True and correct copies of the Company's minute books and stock record book will provided to Buyer prior to the Closing Date. The minute books of the Company contain true and complete originals or copies of all minutes of meetings of and actions by the stockholders, Board of Directors and all committees of the Board of Directors of the Company, and accurately reflect in all material respects all corporate actions of the Company which are required by law to be passed upon by the Board of Directors or stockholders of the Company. The stock record book accurately reflects all transactions in shares of the Company's stock.

         3.19     TAX MATTERS.
                  (a) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all Federal, state, local, foreign or other taxes, assessments, Social Security obligations, deficiencies, fees, export or import duties, or other governmental charges, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, sales, use, license, and franchise taxes and any installment payment for taxes and contributions or other amounts determined to be payable in the nature of a Tax with respect to compensation paid to directors, officers, employees or independent contractors, from time to time imposed by or required to be paid by the Company to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing) and any amount payable by the Company pursuant to any tax-sharing agreement or similar agreement with respect to any of the foregoing.

                  (b) All returns and reports relating to Taxes or otherwise required under applicable tax laws which were required to be filed by or with respect to the Company on or before the date hereof have been duly and timely filed and all such returns and reports are complete and correct in all material respects. All Taxes, assessments, fees and other governmental charges imposed on or with respect to the Company or measured by the Company's income for any period ending on or prior to December 31, 1999, or arising out of transactions entered into, or any state of facts existing prior to such date which have become due and payable on or before the date hereof (including, but not limited to, estimated payments of federal income taxes) have been paid in a timely manner by the Company and there is no liability (and no basis for any liability) for Taxes with respect to the Company for any period ending on or prior to December 31, 1999, or arising out of transactions entered into, or any state of facts existing prior to such date which has not been (in the case of Taxes which have become due and payable) paid or (in the case of Taxes which are not yet due and payable) accrued on the books of the Company. There are no actions or proceedings which are currently pending or, to the best knowledge of Seller and the Company, threatened against the Company by any governmental authority for the assessment or collection of Taxes; no claim for the assessment or collection of Taxes has been asserted or, to the best knowledge of the Seller and the Company, threatened, against the Company; and there are no matters under discussion by the Company or Seller with any governmental authority regarding claims for the assessment or collection of Taxes against the Company. There are no agreements, waivers or applications by the Company for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of the Company (other than any lien for current Taxes not yet due and payable). True and complete copies of all Tax returns, reports and other Tax filings of the Company which have been filed for any periods since January 1, 1994 have been provided to Buyer.

                  (c) All federal, state and local income tax returns of the Company (or of Seller with respect to revenues or assets of the Company) with respect to the taxable period through December 31, 1991 have been examined and closed or are returns with respect to which the applicable statute of limitations has expired without extension or waiver.

                  (d) The Company has never been a member of any affiliated group of corporations (as defined in Section 1504(a) of the Code) which has filed consolidated Tax returns. For purposes of this Section 3.19(d), the term "Company" shall be deemed to include the Company, or any predecessors of the Company.

                  (e) The Company has not made, is not obligated to make, and is not a party to any agreement that under any circumstances could obligate it to make, payments the deductibility of which would be prohibited under Section 280G of the Code.

                  (f) The Company has not taken any action which would have the effect of deferring its tax liability from any taxable period ending on or before the Closing Date to any taxable period ending after the Closing Date.

                  (g) The Company has at no time during the five (5) years preceding the date of this Agreement been a "United States real property holding corporation," within the meaning of Section 897(c)(2) of the Code, and the Shares do not constitute "United States real property interests," within the meaning of Section 897(c)(1) of the Code.

                  (h) The Company has been a validly electing S corporation with the meaning of Code Section 1361 and 1362 at all times since October 1, 1992 and the Company will be an S corporation up to and including the Closing Date.

         3.20     INSURANCE.
         SCHEDULE 3.20 hereto sets forth a complete and correct list of all insurance policies carried by, or covering, the Company with respect to its business. Complete and correct copies of each such policy have previously been delivered to Buyer. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. The Company has received no notice of, and to the best knowledge of Seller and the Company, there is no planned or anticipated increase in the premiums payable for the insurance policies set forth in SCHEDULE 3.20 including any retroactive premium adjustments. There are no pending claims or to the best knowledge of Seller and the Company, threatened claims, under any of the Company's insurance policies.

         3.21     EMPLOYEE BENEFIT PLANS.
                  (a) For purposes of this Agreement, "Benefit Plan" means and includes (i) any "employee benefit plan," within the meaning of section 3(3) of the Employee Retirement Income Security Act ("ERISA"), without regard to any exemption or exclusion therefrom under Department of Labor regulations, and (ii) any deferred compensation agreement, supplemental retirement plan or arrangement, agreement with respect to temporary employees, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), retiree medical or life insurance plan, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan, arrangement or practice, and (iii) each other employee benefit plan, program or arrangement, which at any time has been maintained or contributed to by the Company for the benefit of or relating to any of the Employees or to any former employee of the

Company or his/her dependents, survivors or beneficiaries ("Former Employee") and which is or remains legally binding on the Company or in respect of which the Company has any liability or obligation, whether imposed by a government program or run by any governmental administration or agency, or whether written or oral.

                  (b) SCHEDULE 3.21 sets forth a complete and correct list of each Benefit Plan.

                  (c) The Company will not incur any liability under any severance agreement, deferred compensation agreement, employment agreement or similar agreement solely as a result of the consummation of the transactions contemplated by this Agreement. The Company has never sponsored or contributed to any Benefit Plan which is an "employee pension benefit plan," as defined in section 3(2) of ERISA, or which is subject to Title IV of ERISA or to Section 412 of the Code. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) and there have been no other "welfare benefit plans" relating to Employees or Former Employees within the meaning of Section 419 of the Code. No event or condition exists with respect to any Benefit Plan that could subject the Company to any tax under Section 4980B of the Code or, for plan years beginning before January 1, 1989, Section 162(k) of the Code. With respect to each Benefit Plan, Seller shall have delivered to Buyer complete and correct copies of the following documents, where applicable: (i) the annual reports (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinions required by Section 103(a)(3) of ERISA for the three most recent plan years, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith, (v) the actuarial reports, if any, relating to any Benefit Plan for the three most recent plan years, (vi) the most recent actuarial valuation, study or estimate of any retiree medical plan or supplemental retirement benefit plan; and (vii) the most recent statement of plan assets for each Benefit Plan that is intended to meet the requirements of Section 401(a) of the Code.

                  (d) Neither the Company nor any corporation or other trade or business under common control with the Company (as determined pursuant to Section 414(b), (c), (m) or (o) of the Code) (a "Common Control Entity") has maintained or contributed to or in any way directly or indirectly has any liability (whether contingent or otherwise) with respect to any "multi-employer plan", within the meaning of Section 3(37) or 4001(a)(3) of ERISA. No proceedings by the Pension Benefit Guaranty Corporation (the "PBGC") to terminate any Benefit Plan have been instituted or threatened; no event has occurred or condition exists which constitutes grounds for the PBGC to so terminate any Benefit Plan; neither the Company nor any Common Control Entity is a party to or has any liability under any agreement imposing secondary liability on it as a seller of the assets of a business in accordance with Section 4204 of ERISA or under any other provision of Title IV of ERISA or other agreement; no contingent or other liability with respect to which the Company has, had or could have any liability under Section 4063 or 4069 or other provision of Title IV of ERISA to the PBGC or to any Benefit Plan; and no assets of the Company is subject to a lien under Sections 4064 or 4068 of ERISA. Except as set forth on SCHEDULE 3.21 hereto, all contributions required to be made to or with respect to each Benefit Plan with respect to the service of Employees, Former Employees or other individuals with the Company prior to the date hereof have been made or have been accrued for in the December 31, 1999 Balance Sheet or in the books and records of the Company for periods after the date of the December 31, 1999 Balance Sheet, as applicable.

                  (e) The Company does not have any obligation to provide post-retirement and/or post-employment medical or other benefits to Employees or Former Employees or their survivors, dependents or beneficiaries, except as required by law.

                  (f) Except as set forth on SCHEDULE 3.21, none of the Benefit Plans has been subject to a "reportable event," within the meaning of Section 4043 of ERISA (whether or not waived); there have been no "prohibited transactions," within the meaning of Section 406 of ERISA or Section 4975 of the Code; each Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; all reports and information required to be filed with the Department of Labor, the IRS, the PBGC or plan participants or beneficiaries with respect to any Benefit Plan have been timely filed;

there is no dispute, arbitration, claim, suit, or grievance, pending or, to the best knowledge of the Company and Seller, threatened, involving a Benefit Plan (other than routine claims for benefits), and, to the best knowledge of the Company and Seller, there is no basis for such a claim; none of the Benefit Plans nor any fiduciary thereof (in such person's capacity as such) has been the direct or indirect subject of an order or, to the knowledge of the Company and Seller, an investigation by a governmental or quasi-governmental agency, there are no matters pending as to which the Company has received notice before the IRS, the Department of Labor, the PBGC or any other domestic or foreign governmental agency with respect to a Benefit Plan; there have been no claims, or notice of claims, filed under any fiduciary liability insurance policy covering any Benefit Plan, and there has not been and there will not be any "excess parachute payment" (as that term is defined in Section 280G of the Code) to any of the Employees prior to the Closing or as the result of the transactions contemplated by this Agreement. No event or set of conditions exist which would subject the Company to any Tax under Sections 4972, 4974-76, 4979, 4980, 4980B, 4999 or 5000 of the Code.

         3.22     ENVIRONMENTAL MATTERS.

                  There are regulatory plans, or compliance schedules of the Company or any actions, investigations, inquiries (written or oral) or other proceedings, rulings, orders or citations pending, or to the best knowledge of Seller and the Company, threatened by government officials with respect to the Company as the result of any actual or alleged failure of the Company to comply with any requirement of any Environmental Laws (as that term is defined in subsection (k) below). SCHEDULE 3.22 contains a complete list of all solid waste dumps and hazardous waste disposal, treatment and storage facilities which are presently, or formerly were, used by the Company or, to the best knowledge of the Company and Seller, any predecessor for disposal of hazardous waste as that term is used in the RCRA during the past ten years. The Company has delivered to Buyer true and correct copies of all hazardous waste manifests issued by it at anytime since 1990.

         Except as disclosed on SCHEDULE 3.22:
                  (a) To the knowledge of the Company and Seller has received all permits and approvals, has kept all records, and has made all filings required by applicable Federal, state, or local laws with respect to emissions into the environment (including solids, liquids, and gases) and the proper disposal of such materials (including solid waste materials).

                  (b) The Company and all operations thereof or are currently in compliance and the Company and, to the best knowledge of the Company and Seller, any predecessor have been in compliance since inception with all applicable Environmental Laws.

                  (c) Neither the Company nor its operations nor its property is the subject of any Federal, state, or local investigation or inquiry evaluating whether any remedial action is needed to respond to a release of any contaminant into the environment, and to the knowledge of the Company and Seller, there is no basis for any such investigation or inquiry.

                  (d) Neither the Company nor, to the best knowledge of the Company and Seller, any predecessor has filed, nor has been required to file, any notice under Federal, state or local laws indicating past or present treatment, storage, or disposal of hazardous waste as defined under 40 C.F.R. Parts 260-270 or any state equivalent or reporting a spill or release of a contaminant at, on or under or about any real property at any time used in the operations of the Company.

                  (e) The operations of the Company do not involve the generation, transportation, treatment, storage or disposal of Hazardous Substances.

                  (f) In operating its business, neither the Company nor, to the best knowledge of the Company and Seller, any predecessor has disposed of or released any Hazardous Substance in or on the ground or waters of its real property, and to the knowledge of the Company and Seller, there are no such Hazardous Substances in , on, or under the real property at which the business of the Company is conducted.

                  (g) No underground storage tanks, surface impoundments or other containers used for the storage of Hazardous Substances are located at, on, or under the real property at which the business of the Company is conducted.

                  (h) No lien in favor of any governmental authority for (i) any liability under any Environmental Laws or (ii) damages arising from or costs incurred by such governmental authority in response to a release of a contaminant into the environment has been filed or attached to the Leased Real Property of the Company.

                  (i) The Company and the Leased Real Property have passed all inspections conducted by applicable regulatory bodies in connection with the matters described in this Section.

                  (j) Except as disclosed in SCHEDULE 3.23, to the best knowledge of the Company and Seller, none of the real property at any time used in the operations of the Company is located in an area identified by an agency or department of Federal, state or local governments, or identified by the Company or Seller, as having special flood or mudslide hazards or wetlands.

                  (k) For purposes of this Agreement, the term "Environmental Laws" shall mean all applicable Federal, state and local laws, regulations or ordinances relative to air quality, water quality, solid waste management, hazardous or toxic substances or the protection of health, safety or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.
Section 6901 et. seq.) ("RCRA"), the Clean Air Act, as amended (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.
Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.), the Clean Water Act of 1977, as amended (33 U.S.C. Section 1251 et seq.), and the National Environmental Policy Act of 1969, as amended (42 U.S.C. Section 4321 et seq.), as these laws may have been amended or supplemented through the Closing Date, and any analogous state or local statutes and the regulations promulgated pursuant thereto. For purposes of this Agreement: the term "Hazardous Substance" shall mean any product, substance, chemical, contaminant, pollutant, effluent, waste or other material whose presence, nature, quantity and or intensity of existence, use, manufacture, disposal, transportation, emission, discharge, spill, release or effect, either by itself or in combination with other material located on any of the Real Properties, is either (i) regulated or monitored by any governmental authority, or (ii) defined or listed in, or otherwise classified pursuant to, any statute, law, ordinance, rule or regulation (or any proposed statute, law, ordinance, rule or regulation) as "hazardous substances," "hazardous materials," "hazardous wastes," "infectious wastes" or "toxic substances." Hazardous Substances shall include, but not be limited to, (i)(A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, (B) any "regulated substance" as defined in the Solid Waste Disposal Act or (C) any substance subject to regulation pursuant to the Toxic Substances Control Act, as such laws are now in effect or may be amended through the Closing Date and any rule, regulation or administrative or judicial policy statement, guideline, order or decision under such laws, (ii) petroleum and refined petroleum products, (iii) asbestos and asbestos-containing products, (iv) flammable explosives, (v) radioactive materials, (vi) radon and (vii) any other substance that is regulated or classified as hazardous or toxic under any Federal, state or local law, statute, ordinance, rule or regulation.

         3.23     PRODUCTS.
                  Seller and the Company know of no basis for any claims that would result in a liability in excess of Ten Thousand Dollars ($10,000) in the aggregate against the Company based on defective products, violation of product warranties, or similar claims with respect to any products manufactured or sold by the Company or delivered to customers on or prior to the date hereof, nor have the Seller or the Company received any notices from any person threatening any such claim.

         3.24     BROKERS' OR FINDERS' FEES.

                  Except as set forth in Section 10.2, no agent, broker, investment banker, or other person or firm acting on behalf of Seller or the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties in connection with any of the transactions contemplated by this Agreement.

         3.25     COMPUTER SOFTWARE.
                  All computer software programs (excluding noncustomized computer software available to the Company on an over-the-counter basis through normal commercial channels) used by the Company in the conduct of its business are owned by the Company free and clear of Encumbrances, and do not infringe any copyright, trade secret, or trademark of any other person.

         3.26     MATERIAL CUSTOMERS AND SUPPLIERS.
                  (a) SCHEDULE 3.26(a) sets forth a complete and correct list of the twenty-five (25) largest customers of the Company in terms of amounts invoiced to such customers during the fiscal years of the Company which ended December 31, 1998 and December 31, 1999 (a "Material Customer"). Except as set forth and described in SCHEDULE 3.26(a), no customer identified in such Schedule has given the Company or Seller any notice terminating, suspending or reducing in any respect, or specifying an intention to terminate, suspend or reduce in any respect in the future, or otherwise reflecting an adverse change in, the business relationship between such customer and the Company and, there has not been any adverse change in the business relationship of the Company with any such customer since December 31, 1997.

                  (b) SCHEDULE 3.26(b) sets forth a complete and correct list of all supply contracts, arrangements and understandings (written or oral) between the Company and each supplier of goods and services to the Company who provided goods or services to the Company which involved an aggregate value of $100,000 or more during the fiscal years of the Company which ended December 31, 1998 and December 31, 1999 or (ii) during the period from December 31, 1999 to the date hereof involve on an annualized basis an aggregate value of $100,000 or more ("a Material Supplier"). SCHEDULE 3.26(b) also correctly identifies all current outstanding purchase orders of the Company for goods or services with an aggregate value of $100,000 or more. Except as set forth in SCHEDULE 3.26(b), no supplier identified in SCHEDULE 3.26(b) has given the Company any notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting an adverse change in, the business relationship between such supplier and the Company and there has not been an adverse change in the business relationship of the Company with any such supplier since December 31, 1997.

         3.27     BANK ACCOUNTS; POWERS OF ATTORNEY.
                  SCHEDULE 3.27 sets forth a complete and correct list showing: all banks in which the Company maintains a bank account or safe deposit box (collectively, "Bank Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereto and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and the names of all persons holding powers of attorney from the Company, true and correct copies thereof have previously been delivered to Buyer.

         3.28     BOOKS AND RECORDS.
                  All of the records, data, information, databases, systems and controls maintained, operated or used by the Company in connection with the conduct or administration of its business (including all means of access thereto and therefrom) are located on the premises of the Company and are under the exclusive ownership and direct control of the Company.

         3.29     SECURITIES LAWS.
                  The Company has complied with all of its obligations under the Securities Act of 1933, the Securities Exchange Act of 1934 and the securities or "blue sky" laws of all states or other jurisdictions applicable to the Company or to the issuance or transfer of the securities of the Company, and the Company is not presently subject to any claim or liability with respect thereto. No primary issuances of any equity securities have been made by the Company during the past three years.

         3.30     INTELLECTUAL PROPERTY RIGHTS.

                  (a) SCHEDULE 3.30 sets forth a true and correct list of all of the patents (including all reissues, divisions, continuations and extensions thereof), applications for patents, patent disclosures docketed, inventions, improvements, royalty rights, trademarks and service marks, logos, trademark and service mark registrations (and applications therefor), trade or business names and copyrights owned, registered in the name of, or used (including registered Internet domain names), by the Company in the conduct of its business (collectively, the "Intangible Rights"), all of which are valid and subsisting. SCHEDULE 3.30 sets forth a true and correct list of all licenses, franchises, permits, authorizations, agreements and arrangements that concern the same or that concern like items owned by others and used by the Company, true and correct and complete copies of all such licenses, franchises, permits, authorizations, agreements and arrangements having heretofore been delivered by Seller to Buyer. The Company owns or is licensee of all Intangible Rights except where the failure to so own or license would not have an adverse effect on the operations of the Company. To the best knowledge of Seller and the Company, there is no infringement or violation by any other Person of the Company's rights in any of the Intangible Rights.

                  (b) There are no claims or demands of any Person pertaining to the Intangible Rights listed in SCHEDULE 3.30, and no proceedings have been instituted or are pending or, to the best knowledge of Seller and the Company, threatened, which challenge the rights of the Company in respect thereof, and none of the Intangible Rights listed in SCHEDULE 3.30 is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of the use by the Company. The Company is not infringing or violating, during the past five years has not infringed or violated, and as a result of the transactions contemplated hereby, will not infringe or violate any intangible rights of others, or used any confidential information or trade secrets or patentable or unpatentable inventions of any former employer of any employee of the Company in a manner which contravenes the terms of any contract, agreement or other understanding pursuant to which such person is entitled to use such Intangible Rights.

         3.31     BACKLOG.
                  All outstanding customer purchase orders for products of the Company have been entered at prices and upon terms and conditions consistent with the normal practices of the Company and the completion of such orders will not have a material adverse effect on the business or properties of the Company. Except as set forth on SCHEDULE 3.31, the Company and Seller have not been informed by any customer that any purchase order included in its backlog is likely to be cancelled or terminated prior to its completion.

         3.32     SALES REPRESENTATIVES AND OTHER AGENTS.
                  SCHEDULE 3.32 hereto sets forth a complete and correct list of the names and addresses of each sales representative or other sales agent currently engaged by the Company who is not an Employee, a summary description of the services provided by each such person, the territory assigned to each such person (noting whether such territory is exclusive or non-exclusive), whether such person receives office facilities or an automobile at the Company's expense, the commission rates applicable with respect to each such person and the amount of commissions earned by each such person for the year ended December 31, 1998 and December 31, 1999. SCHEDULE 3.32 also sets forth a list of all agreements between the Company and any such person, complete and correct copies of which agreements have previously been delivered to Buyer. Each such agreement is cancelable by the Company without penalty on not more than 30 days' notice, except as specifically set forth on SCHEDULE 3.32.

         3.33     TRANSACTION EXPENSES.
                  The Company has not become obligated for any expenses relating to the transactions contemplated by this Agreement which are payable in whole or in part after the Closing Date.

         3.34     KNOWLEDGE.
                  For purposes of this Agreement and the representations and warranties set forth in this Article 3, the expression "to the knowledge of" or any similar expression means, as to Seller and the Company, the actual knowledge of John Fayad and William Finger without due inquiry.

         3.35     RELIANCE.
                  The representations and warranties of the Company and Seller made in Article 3 of this Agreement are made by the Company and Seller with the knowledge and expectation that Buyer is relying thereon in entering into, and performing its respective obligations under, this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore or hereafter conducted by or on behalf of Buyer, whether in contemplation of this Agreement or otherwise.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER
         ---------------------------------------

         Buyer represents and warrants to Seller  as follows:

         4.1      ORGANIZATION AND CORPORATE POWER.
                  Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and (ii) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the failure so to qualify would have a material adverse effect on Buyer. Buyer has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

         4.2      AUTHORIZATION.
                  This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a valid and legally binding agreement of Buyer, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4.3      NO VIOLATION.
                  The execution and delivery of this Agreement by Buyer, consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or violate any provision of the Certificate of Incorporation or any By-Law of Buyer; nor to the knowledge of Buyer, do such actions constitute a default of or require the consent or approval under any agreement or instrument to which Buyer is a party or by which Buyer's assets are bound, or require Buyer to obtain the approval or consent of any foreign, Federal, state, county, local or other governmental or regulatory body other than such filings as are required under the HSR Act, and except for the consent of Buyer's lender(s), nor will such actions materially violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, presently applicable to Buyer.

         4.4      NO INVESTIGATION.
                  There exists no investigation by any governmental or regulatory authority, or any request for information or action by any third party, known to Buyer which could result in the institution of legal proceedings to prohibit or restrain the consummation or performance of this Agreement or the transactions contemplated hereby.

         4.5      SECURITIES ACT OF 1933.
                  Buyer is acquiring the Shares solely for its own account and for the purpose of investment only and not with a view to any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, and that such Shares may not be transferred or sold except pursuant to the registration provisions of such Act or pursuant to an applicable exemption therefrom and pursuant to applicable state securities laws and regulations.

5.       COVENANTS AND AGREEMENTS
         ------------------------

         5.1      PRESERVATION OF BUSINESS.
                  From the date hereof through the Closing Date, the Company shall and the Seller shall cause the Company to conduct its business in the ordinary course, to preserve its business organizations intact, keep available the services of its present relationships with employees, consultants and agents, maintain its present suppliers, customers, and others having business relationships with it and preserve their goodwill.

         5.2      FULL ACCESS.
                  The Company and Seller shall afford to Buyer, its counsel, accountants and other representatives reasonable access, during normal business hours to, and the Company shall disclose and make reasonably available to them (with the right to make copies), all of the books and records of the Company relating to the ownership of the properties, operations, financial condition, assets, obligations and liabilities of the Company, and the Company shall afford Buyer, its counsel, accountants and other representatives with access to the facilities and properties of the Company.

         5.3      NEGATIVE COVENANTS OF THE COMPANY AND SELLER.
                  The Company and Seller covenant and agree that from and after the date hereof through the Closing Date, the Company shall not, except with the prior written consent of Buyer:

                  (a) issue or sell any of its shares of capital stock or other securities, or propose or effect a split or reclassification of its outstanding capital stock or a recapitalization;

                  (b) mortgage, pledge or otherwise encumber any assets, or dispose of, or make any agreement with respect to the mortgage, pledge or disposition of, any assets except in the ordinary course of business;

                  (c) make any capital commitment or expenditure of more than $50,000, in the aggregate, or incur or become liable for any other obligation or liability except current liabilities in the ordinary course of business;

                  (d) distribute any assets to Seller other than cash or marketable securities;

                  (e) adjust in any way, either directly or indirectly, the compensation or benefits paid or payable to any shareholder, officer, director, consultant, agent or employee of the Company other than compensation payable to John M. Fayad (any such adjustment is identified on Schedule 5.3(e)) except for year end bonuses based on the Company's performance during fiscal year 1999 which are reflected on the December 31, 1999 Balance Sheet and which have been approved by Buyer;

                  (f) borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

                  (g) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the December 31, 1999 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the December 31, 1999 Balance Sheet;

                  (h) prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                  (i) except in the ordinary course of business consistent with past practice, write up or down the value of any inventory or write off as uncollectible any notes or accounts receivable;

                  (j) cancel any debts or waive any claims or rights of substantial value or sell, transfer, or otherwise dispose of any of its properties or assets, other than in the ordinary course of business consistent with past practice;

                  (k) dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, copyright or other intangible asset, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                  (l) pay, loan or advance any amount to, or sell transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate, associate or near relative of any of its officers or directors;

                  (m) change any of the banking or safe deposit arrangements described in Schedule 3.27 hereto, except in the ordinary course of business;

                  (n) grant or extend any power of attorney or act, as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity; or

                  (o) agree, whether in writing or otherwise, to do any of the foregoing.

         5.4      TAX MATTERS.

                  (a) Within 20 days after the Purchase Price has finally been determined pursuant to Section 2.4 of this Agreement Seller and Buyer shall determine the modified aggregate deemed sales price ("MADSP") as defined under regulations promulgated by the Internal Revenue Service and the allocation of the MADSP among the assets of the Company, all of which shall be substantially as set forth on Schedule 5.4(a) which allocates the Purchase Price as of December 31, 1999. Subject to the prior review and approval of Buyer's Accountants, the Seller shall prepare and file or cause to be prepared and filed on or before the relevant due dates therefor all Federal, state, local and foreign Tax returns and reports of the Company and the Seller attributable to the taxable periods for year ended December 31, 1999 and the period from January 1, 2000 to the Closing Date accompanied by the full and complete payment of all Taxes due with respect to such periods, Seller will file with the Tax Return for the taxable period of January 1, 2000 to the Closing Date and copies of executed Forms 8023 with attachments and a notice of termination of "S" corporation status pursuant to the applicable regulations. Promptly following the date on which all of the Company's and Seller's tax returns for the taxable period ending on the Closing Date shall have been filed, the Seller shall notify the Buyer in writing of the date on which such tax returns have been filed ("Return Filing Date").

                  (b) During the period between the Closing Date and the date which is six years from the Return Filing Date (hereinafter "Tax Claim Termination Date,") the Company shall provide reasonable access to Seller and Seller's Accountants during normal business hours, to the books and records of the Company, to the extent that such access is reasonably requested in writing in advance by Seller, for purposes of the preparation of the Tax returns of the Company or Seller for the period ending on or prior to the Closing Date. Seller shall be entitled, at the expense of Seller, to make extracts and copies of such books and records and the Company shall cooperate with Seller in connection therewith.

         5.5      TRANSFER TAXES.
                  Seller shall be responsible for, and shall pay or reimburse promptly when and if due, all applicable sales, transfer, excise, use, documentary stamps or any other similar Taxes which may be imposed on or made payable by the Seller in any jurisdiction, or by any authority, in connection with or arising from the consummation of the transactions contemplated by this Agreement. Seller shall prepare and file all appropriate sales, transfer, excise, use, documentary stamps and other tax returns and other documents due in connection with the transactions contemplated hereunder.

         5.6      BEST EFFORTS.
                  Subject to the terms and conditions of this Agreement, Buyer and Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement. Seller and the Company will not take, agree to take or knowingly permit to be taken any action to do or knowingly permit to be done anything in the conduct of the business of the Company, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of the Company or Seller contained herein to be or become untrue in any respect.

6.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER
         -------------------------------------------------
         The obligations of Seller hereunder are subject to the fulfillment of the following conditions, any one of which may be waived in writing by the
Seller:

         6.1      REPRESENTATIONS AND COVENANTS.
                  All representations and warranties of Buyer contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied with all covenants and agreements contained herein and required to be performed or complied with by it on or prior to the Closing Date.

         6.2      CLOSING CERTIFICATE.
                  Buyer shall have delivered to Seller a certificate signed by its President or a Vice President, dated as of the Closing Date, to the effect set forth in Section 6. 1.

         6.3 LEGAL OPINION. Seller shall have received the opinion of Cohen Swados Wright Hanifin Bradford & Brett, LLP counsel for Buyer, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 6.3.

         6.4      INJUNCTION.
                  No order or decree prohibiting or restraining the consummation of this Agreement shall have been issued by any court or governmental or regulatory body. There shall not have been instituted, and there shall not have been any bona fide written threat after the date hereof of, any litigation, proceeding or investigation by a government body or regulatory or administrative agency to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

         6.5      EMPLOYMENT AGREEMENT.
                  Buyer, the Company and John M. Fayad shall have executed and delivered the Employment Agreement in the form of Exhibit 6.5 attached hereto for the employment of Seller by the Company and Buyer.

         6.6      GOVERNMENTAL AUTHORITY.
                  The parties shall have filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice notification and report forms with respect to the transactions contemplated hereby pursuant to the HSR Act, and the rules promulgated thereunder, and the waiting period required to expire under the HSR Act and rules, including any extension thereof, shall have expired prior to the Closing Date.

7.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER
         ------------------------------------------------
         The obligation of Buyer to enter into and complete the Closing is subject to the fulfillment on or before the Closing Date of each of the following conditions, any one of which may be waived in writing by Buyer:

         7.1      REPRESENTATIONS AND COVENANTS.
                  All representations and warranties of Seller and the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Seller shall have performed and complied with all covenants and agreements contained herein and required to be performed or complied with by him on or prior to the Closing

Date.

         7.2      CLOSING CERTIFICATE,
                  Seller shall have delivered to Buyer a certificate signed by Seller and the Company dated as of the Closing Date to the effect set forth in
Section 7.1.

         7.3     LEGAL OPINION.
                  Buyer shall have received the favorable opinion of Timmis & Inman L.L.P., counsel for the Company and Seller, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 7.3.

         7.4      INJUNCTION.
                  No order, decree, statute, rule or regulation prohibiting or restraining the consummation of this Agreement shall have been issued by any court or governmental or regulatory body. There shall not have been instituted, and there shall not have been any bona fide written threat after the date hereof of, any litigation, proceeding or investigation by a government body or regulatory or administrative agency to restrain or prohibit the consummation of the transactions contemplated by this Agreement or to restrain or prohibit the ownership or operation by Buyer after the Closing Date of any of the assets or business of the Company and by reason of which the Board of Directors of Buyer shall have determined in good faith and in accordance with the exercise of reasonable business judgment that the transactions contemplated by this Agreement are inadvisable or impracticable.

         7.5      NO LOSS.
                  Since the date of the December 31, 1999 Balance Sheet, the Company shall not have suffered any loss on account of fire, flood, accident, strike or other calamity which has or reasonably may have a materially adverse effect on the financial condition, assets or prospects of the Company.

         7.6      JOHN M. FAYAD.
                  John M. Fayad shall have executed and delivered an agreement for employment as

President and Chief Executive Officer of the Company, and as Executive Vice-President - U.S. Service Centers of Buyer, substantially in the form attached hereto as Exhibit 6.5. Buyer shall also have received a release from John M. Fayad addressed to the Company of any and all contracts between Mr. Fayad or any entity controlled directly or indirectly by him and the Company, other than the employment Agreement contemplated by this Section 7.6.

         7.7      MATERIAL ADVERSE CHANGE.
                  The Company shall not have suffered any material adverse change in its business or financial condition since December 31, 1999, including any loss or notice of loss of any Material Customer or Material Supplier as those terms are herein defined.

         7.8      OFFICERS/DIRECTORS RESIGNATIONS.
                  Buyer shall have received the written resignation of each of the officers and directors of the Company effective the Closing Date and their successors nominated by Buyer shall have been elected.

         7.9      BANK ACCOUNTS/POWERS OF ATTORNEY.
                  Any changes of signatories to Company bank accounts or cancellation of powers of attorney requested by Buyer shall have been made.

         7.10     EMPLOYMENT AGREEMENT.
                  The employees identified on Schedule 7.10 shall have agreed to employment following the closing with Buyer (or continued employment with the Company) on terms and conditions satisfactory to Buyer.

         7.11     IRC ELECTION.
                  Seller shall have executed and delivered to Buyer an election under Section 338(a)(h)(10) in the form requested by Buyer.

         7.12     LEASE.

                  Buyer and John M. Fayad shall have executed a Lease for the building from which the Company conducts its business at Roseville, Michigan in the form of Exhibit 7.12 to this Agreement, with a three year term and, upon 180 days written notice to John Fayad prior to the expiration of the initial three-year term of the Lease, an option to renew for an additional three years and providing for rental not to exceed $25,000 per month. Mr. Fayad shall have executed and delivered to Buyer landlords waiver(s) in the form acceptable to GMAC Commercial Corp.

         7.13     ASSET INFORMATION.
                  The Seller shall have furnished such evidence as Buyer may reasonably request that as of the Closing Date (a) Indebtedness of the Company to Comerica Bank does not exceed $5,800,000, (b) the Company has minimum stockholder's equity of 2.3 million dollars, and (c) net working capital (net current assets minus net current liabilities) is not less than net working capital as reflected on the December 31, 1999 Balance Sheet.

         7.14     GOVERNMENTAL AUTHORITY.
                  The parties shall have filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice notification and report forms with respect to the transactions contemplated hereby pursuant to the HSR Act, and the rules promulgated thereunder, and the waiting period required to expire under the HSR Act and rules, including any extension thereof, shall have expired prior to the Closing Date.

         7.15     ETHICS STATEMENTS.
                  John M. Fayad shall have executed a corporate ethics statement in the form annexed hereto as Exhibit 7.15.

         7.16     BANK CONSENTS.
                  Buyer's lenders shall have consented to the transactions contemplated by this Agreement. Seller shall have caused to be furnished to Buyer the following: (a) Landlord's waivers in a form acceptable to GMAC Commercial Corp. executed by each of Dearborn Steel Center, Trentor Steel Processing Center, and John Fayad, (b) not less than Two Business Days prior to the

Closing Date a letter from Comerica Bank stating the amount necessary to pay Comerica Bank in full on the Closing Date, and (c) arrangements satisfactory to Buyer for delivery to Buyer of UCC-3's and other releases of security interest by Comerica Bank upon repayment in full of all amounts owed by the Company to Comerica Bank on the Closing Date.

         7.17 DISTRIBUTION OF SECURITIES. Seller shall have furnished Buyer with evidence satisfactory to Buyer that the Company shall have distributed to Seller the marketable securities identified on Schedule 7.17.

         7.18 REPAYMENT OF NOTE. Seller shall have furnished to the Company payment in full of the promissory note of Seller to the Company dated January 22, 1997.

8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
         -----------------------------------------------------------

         8.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
                  All representations, warranties, obligations, covenants and agreements of the parties contained herein, in any Schedule or Exhibit hereto, or in any certificate or other document delivered pursuant hereto, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing and, except in respect of any claims for indemnification as to which notice shall have been duly given prior to the relevant expiration date set forth below (or in the case of the representations set forth in Section 3.12 which shall have an indefinite duration), shall expire on the following dates:

                  (a) in the case of Buyer Indemnity Claims based in whole or in part on a breach of the representations and warranties set forth in Section 3.19 or 3.21 ("Tax/ERISA Claims"), on the Tax Claim Termination Date; PROVIDED, HOWEVER, that if any governmental entity shall commence an audit of the Company or Seller on or before the Tax Claim Termination Date with respect to any taxable periods of the Company ending on or before the Closing Date, Buyer shall have the right to assert a Buyer Indemnity Claim hereunder at any time on or before the Tax Claim Termination Date for the estimated amount of all Tax Liabilities and Costs (as those terms are hereinafter defined) which could potentially be assessed or otherwise be asserted by such governmental entity in connection with such audit;

                  (b) in the case of all other Buyer Indemnity Claims, on the date that is twenty (20) months from the Closing Date.

         8.2      SELLER'S AGREEMENT TO INDEMNIFY.

                  A. For a period of 120 days following the Closing Date (the "Collection Period"), Buyer shall cause the Company to use reasonable efforts (which shall not be construed as requiring the commencement of litigation), to collect the accounts receivable of the Company on the Closing Date. Within thirty (30) days after the end of the Collection Period, Buyer shall submit to Seller one or more itemized statements setting forth a list of those accounts receivable which have not been collected within the Collection Period and the amount set forth in such itemized statements(s) shall be treated as Buyer Indemnity Claims. Seller shall within 7 Business Days of receipt of such list pay to Buyer the aggregate amount set forth on such list. Upon satisfaction in full of any such claim, Buyer shall deliver to Seller, one or more executed agreements assigning to Seller all right, title and interest of the Company in and to any such accounts receivable in respect of which Buyer has received full payment and Buyer shall notify the payor of such accounts receivable that payment is to be submitted to Seller. To the extent Buyer shall receive payment with respect to such accounts receivable, Buyer shall submit such amounts to Seller.

                  B. In the event that the Company has not sold all of the inventory of the Company on hand as of the Closing Date within twenty-four (24) months of the Closing Date (such inventory to be referred to as the Unsold Inventory), Buyer may claim reimbursement from Seller for the difference between book value of the Unsold Inventory as reflected on the Closing Date Balance Sheet and the scrap value of the Unsold Inventory determined by reference to the published prices for scrap in the weekly issue of the American Metals Market for the Detroit, Michigan area which is closest in date to the date which is twenty-four (24) months from the Closing Date. Any such claim must be made within thirty (30) months of the Closing Date or Buyer shall be deemed to have waived such claim. Seller shall pay Buyer the full amount of such claim within 15 days following a Definitive Resolution as provided in Section 8.4 by wire transfer to an account designated by Buyer or by certified check payable to Buyer.

                  C. Seller shall defend, indemnify and hold harmless Buyer and the Company from and against any Buyer Indemnity Claims arising under this Agreement. For purposes of this Agreement, the term "Loss" shall mean any loss, damage, deficiency, claim, liability, obligation, suit, action, proceeding, demand, assessment, judgment, fee, cost or expense of any nature whatsoever (including, without limitation, all interest and penalties in connection with the foregoing and all out-of-pocket costs and expenses incident to the investigation, settlement or disposal of any of the foregoing, including, without limitation, reasonable fees and disbursements of accountants and counsel). The term Buyer Indemnity Claim shall mean any Loss arising out of, based upon or resulting from (i) any breach of any representation and warranty of the Company or Seller which is contained in this Agreement or any Schedule, Exhibit, certificate or other instrument or document delivered pursuant hereto, or, (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company or Seller which are contained in or made pursuant to this Agreement.

                  D. Notwithstanding anything to the contrary herein, any claim by an indemnified party against any indemnifying party under this Agreement that has been acquiesced in by, or has otherwise been the subject of a Definitive Resolution against, the indemnifying party ("Settled Claims") shall be payable by the indemnifying party only in the event that the accumulated amount of all such Settled Claims shall exceed the amount of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate (the "Indemnification Threshold"). Notwithstanding the foregoing, at such time as the aggregate amount of Settled Claims of an indemnifying party shall exceed the Indemnification Threshold, such party shall thereafter be liable on a dollar for dollar basis for all Settled Claims to the extent such Settled Claims exceed One Hundred Twenty-Five Thousand ($125,000.00) Dollars and further provided that the following categories of claims for indemnification ("Zero-Threshold Claims") shall not be subject to the Indemnification Threshold and shall not be taken into account for purposes of determining whether or not the Indemnification Threshold has been exceeded:

                           (1) any claims for Tax Liabilities;
                           (2) any Buyer Indemnity Claims for breach of the
representations and warranties of Seller as set forth in Sections 3.10, 3.11 and 3.12;
                           (3) any claims for purchase of accounts receivable
under Section 8.2A or claims for purchases of inventory under Section 8.2B.

         8.3 BUYER AGREEMENT TO INDEMNIFY. Buyer hereby agrees to indemnify and hold Seller harmless from, and to reimburse Seller for any Seller Indemnity Claims (as that term is hereinafter defined) arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Seller Indemnity Claim" shall mean any Loss arising out of, based upon or resulting from (i) any breach of any representation and warranty of Buyer which is contained in this Agreement or any certificate or other instrument or document delivered pursuant hereto, or (ii) any breach or nonfulfillment of, or failure to perform, any of the covenants, agreements or undertakings of Buyer contained in or made pursuant to the terms and conditions of this Agreement.

         8.4      NOTIFICATION OF CLAIMS AND DEFINITIVE RESOLUTIONS.
                  (a) Subject to the provisions of Section 8.5 below, upon the occurrence of an event which constitutes or is claimed to constitute a Buyer Indemnity Claim or a Seller Indemnity Claim, as applicable, such party shall provide the indemnifying party or parties with prompt written notice of such event and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the indemnified party. Following receipt of a notice of any such indemnity claim asserted under this Section 8.4(a), the indemnifying party shall have sixty (60) days (or such longer period as may be agreed in writing by the indemnified party) to make such initial investigation of the claim as the indemnifying party deems necessary or desirable. For the purpose of such investigation, the indemnified party shall make available to the indemnifying party any books and records relied upon by it to substantiate the claim. At or prior to the expiration of such sixty-day period (or any extension thereof which shall have been agreed to by the indemnified party in writing), the indemnifying party shall notify the indemnified party as to whether or not it disputes the indemnified party's claim in whole or in part.
                  (b) If the indemnifying party does not dispute the indemnified party's claim, the two shall execute a memorandum (hereinafter referred to as a "Resolution Memorandum"), in the form of the Exhibit 8.4 hereto, which shall recite the amount of the Buyer Indemnity Claim or Seller Indemnity Claim and, if a Buyer Indemnity Claim whether it is a Zero-Threshold Claim. If the indemnifying party notifies the indemnified party within 60 days that it disputes such claim, then, for a period not to exceed 30 days following receipt of such notice from the indemnifying party, the parties shall confer with one another and endeavor in good faith to resolve any dispute regarding the claim. If the parties reach an agreement regarding the existence and amount of the Buyer Indemnity Claim or Seller Indemnity Claim, the parties shall execute and deliver to each other a Resolution Memorandum.
                  (c) For purposes of this Agreement, a Buyer Indemnity Claim or Seller Indemnity Claim shall be deemed to have been "Definitively Resolved" when
(i) a Resolution Memorandum has been signed by Buyer and Seller, (ii) there is a decision, judgment, decree or other order by any court of competent jurisdiction, which disposes of all or part of a Buyer Indemnity Claim or Seller Indemnity Claim, which decision, judgment, decree or other order is not appealable or with respect to which the time for appeal has expired, or (iii) a period of sixty (60) days has expired since notice of a Buyer Indemnity Claim or Seller Indemnity Claim has been delivered to the indemnifying party and the indemnifying party has not notified the indemnified party that it disputes such claim.
                  (d) If any indemnity claim asserted under Section 8.4(a) involves the claim of any third party (a "Third-Party Claim"), the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the indemnifying party unless and until the indemnifying party shall have failed, after the lapse of a reasonable period of time, but in no event more than thirty (30) days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. An indemnified party's failure to give timely notice or to furnish the indemnifying party with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any material prejudice to the indemnifying party. If so desired by any indemnifying party, such party may elect, at such party's sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, insofar as such claim relates to the liability of the indemnifying party, provided that such indemnifying party shall obtain the consent of all indemnified parties before entering into any settlement, adjustment or compromise of such claim, or ceasing to defend against such claim, if as a result thereof, or pursuant thereto, there would be imposed on an indemnified party any liability or obligation not covered by the indemnity obligations of the indemnifying parties under this Agreement (including, without limitation, any injunctive relief or other remedy).

         8.5      SPECIAL INDEMNIFICATION FOR TAX LIABILITIES.
                  A. Seller shall indemnify and hold harmless Buyer, the Company and each Affiliate (as that term is hereinafter defined) of Buyer, on an after-Tax basis, from and against the payment of any and all Tax Liabilities (as that term is hereinafter defined). For purposes of this Section 8.5, the term "Company" shall be deemed to include the Company and any predecessors of the Company. Except as may otherwise be expressly provided for in this Agreement, the term "Buyer Indemnity Claims" shall be deemed to include all claims for Tax Liabilities.
                  B. For purposes of this Section 8.5, the term "Affiliate" shall mean any corporation or other entity which directly or indirectly controls Buyer or which is, directly or indirectly, controlled by Buyer.
                  C. For purposes of this Agreement, the term "Tax Liabilities" shall mean and include any and all liabilities for Taxes which are or shall be incurred by the Company (or by Buyer with respect to the Company) with respect to any taxable year or any other period ending on or prior to the Closing.
                  D. In the event the indemnitee receives notice of a claim made by any Federal, state, local, foreign or other governmental authority which, if successful, would result in an obligation to indemnify pursuant to this Section
8.5 (hereinafter, referred to as a "claim"), the indemnitee shall give timely notice to Seller of the same in writing, specifying in reasonable detail the basis of such claim, and the facts pertaining thereto, and shall not make payment of the Taxes claimed for at least 30 days after the giving of such notice; provided, however, that: (i) the indemnitee may, at its sole option, either pay the Taxes claimed and sue for a refund in the appropriate court of proper jurisdiction, as the indemnitee shall elect, or contest such claim without first paying the Taxes claimed, and (ii) if the indemnitee shall have elected hereunder to pay the taxes claimed and then seek a refund, the indemnitee will be provided with sufficient funds by the Seller, on an interest-free basis, to pay the full amount of such Taxes. The indemnitee agrees to notify Seller in a timely manner in writing of any action taken or proposed to be taken from time to time by the governmental authority with respect to such claim, and to make available to Seller any relevant information relating to such claim which may be particularly within the knowledge of Buyer or any Affiliate and to otherwise cooperate with Seller in good faith in order to contest effectively any such claim.
                  E. Any liability of Seller under this Section 8.5 shall become fixed upon a final determination of the liability of the indemnitee and Seller shall pay any amounts due to Buyer or other indemnitee under this Section 8.5 within 30 days after such final determination. An indemnitee's failure to give timely notice or to provide copies of documents or to furnish relevant data in connection with any such claim shall not constitute a defense (in whole or in part) to such claim for indemnification for such indemnitee.
                  F. For purposes of this Section 8.5, a "final determination" shall be deemed to occur with respect to a proposed or other adjustment when (i) there is a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final with respect to the indemnitee (i.e., all allowable appeals taken pursuant to this Section 8.5 have been exhausted by either party to the action), (ii) there is a closing agreement made under Section 7121 of the Code binding in respect of the indemnitee or other administrative settlement with the IRS or other government authority, (iii) the time for instituting a claim for refund in respect of the indemnitee has expired, or, if a claim was filed, the time for instituting suit with respect thereto has expired or (iv) the Taxes which are the subject of a proposed or other adjustment are paid, and, pursuant to written agreement between the Seller and Buyer or other indemnitee, no claim for refund is filed, and no other contest of such proposed or other adjustment is made.

         8.6 MAXIMUM INDEMNIFICATION. Notwithstanding the foregoing, except for any claim for indemnification by Buyer arising out of the inaccuracy or breach by Seller of any representation or warranty contained in Sections 3.10, 3.11 or 3.12 hereof and except for claims associated with accounts receivable and inventory pursuant to Sections 8.1 and 8.2 hereof all of which shall be excluded from the computations provided in this Section 8.6, no claim for indemnification for any Loss or Tax Liability (whether in an action for indemnification or otherwise) may be made hereunder by Buyer against Seller, or Seller against Buyer, as the case may be, to the extent that the aggregate Losses and Tax Liabilities paid by such indemnitor exceed the sum of Three Million Five Hundred Thousand Dollars ($3,500,000). In addition to the foregoing limit on aggregate indemnification hereunder, (i) no amount shall be payable by Seller for any Loss or Tax Liability to the extent Buyer or the Company recovers the amount of such Loss or Tax Liability from any insurance policy, and (ii) the amount of any Loss or Tax Liability for which Seller may be liable shall be reduced by the net amount of tax benefits available to Buyer or the Company by reason of such Loss or Tax Liability. In the event Buyer notifies Seller of any claim the basis for which could exceed the Maximum Indemnification provided for in this Section 8.6, fifty per cent of any obligation of Buyer to pay Seller an Earn-Out of the Purchase Price pursuant to Section 2.6 of this Agreement shall be held in abeyance pending resolution of such claim; in the event that any claim as finally resolved exceeds the Maximum Indemnification amount, such excess shall be set off against fifty per cent of any amount due under the Earn-Out.

9.       TERMINATION
         -----------

         9.1      TERMINATION.
                  This Agreement may be terminated:
                  (a) At any time prior to the Closing Date by the mutual consent of the Company, Seller and Buyer;
                  (b) By Seller if the Closing has not occurred on or prior to April 30, 2000 and the conditions to which its obligations are subject have not been fulfilled or waived prior to that date unless the only condition not fulfilled is the condition set forth in Section 6.6 relating to the expiration of the waiting period under the HSR Act in which case Seller may not terminate this Agreement until June 30, 2000.

                  (c) By Buyer if the Closing has not occurred on or prior to April 30, 2000 and the conditions to which its obligations are subject have not been fulfilled or waived prior to that date unless the only condition not fulfilled is the condition set forth in Section 7.14 relating to the expiration of the waiting period under the HSR Act in which case Buyer may not terminate this Agreement until June 30, 2000.

         9.2      EFFECT OF TERMINATION.
                  If this Agreement is terminated pursuant to this Section 9, this Agreement shall become void and of no further force and effect except for
Section 10.9 relating to confidentiality and Section 10.11 relating to publicity.

10.      MISCELLANEOUS
         -------------

         10.1     BROKERS.
                  Buyer has not employed a finder or broker or other person entitled to a commission or fee in respect of this Agreement and the transactions contemplated hereby. Seller has engaged Manchester Capital LLC to act as its financial advisor in connection with the transactions contemplated hereby and shall be responsible for the payment of such firm's fees.

         10.2     NOTICES.
                  Any notice, request, demand or other communication given by any party under this Agreement (each a "notice") shall be in writing, may be given by a party or its legal counsel, and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery, or
(iii) when five days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed at that party's address as it appears below or another address of which that party has given written notice to the other parties hereto, or (iv) when transmitted by telex (or equivalent service), the sender having received the answer back of the addressee, or (v) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt



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

notwithstanding the provisions of the foregoing sentence.

                           Notice to Buyer shall be sufficient if given to:

                                            Cold Metal Products, Inc.
                                            8256 South Avenue
                                            P.O. Box 6078
                                            Youngstown, OH 44501
                                            Attn:  Raymond P. Torok, President and CEO
                                            Fax: 330-758-7631

                           with copies to:

                                            Cohen Swados Wright Hanifin Bradford & Brett, LLP
                                            70 Niagara Street
                                            Buffalo, NY 14202-3467
                                            Attn:  Douglas G. Kirkpatrick, Esq.
                                            Fax: 716-856-2950

                           Notice to Seller or the Company, shall be sufficient if given to:

                                            Alkar Steel Corporation
                                            29685 Calahan
                                            Roseville
                                            Michigan 48066
                                            Attn:  John M. Fayad

                           with copies to:

                                            Timmis & Inman L.L.P.
                                            300 Talon Centre
                                            Detroit, Michigan 48207
                                            Attn: Henry J. Brennan, III
                                            Fax: 313-396-4200

         10.3     SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any part hereof may not be assigned without the prior written consent of the other party, which consent may be withheld in the sole discretion of the other party.

         10.4     ENTIRE AGREEMENT AND MODIFICATION.


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

                  This Agreement supersedes all prior agreements and understandings between the parties or any of their respective affiliates (written or oral) relating to the subject matter (except the Confidentiality Agreement dated January 28, 2000 and the Confidentiality Agreement dated March 13, 2000), and is intended to be the entire and complete statement of the terms of the agreement between the parties, and may be amended or modified only by a written instrument executed by the parties. The waiver by one party of any breach of this Agreement by any other party shall not be considered to be a waiver of any succeeding breach (whether of a similar or a dissimilar nature) of any such provision or other provision or a waiver of any such provision itself. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

         10.5     SECTION AND OTHER HEADINGS.
                  The Section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10.6      GOVERNING LAW; EXCLUSIVE FORUM.
                  This Agreement and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in any Federal or state court within the County of Erie, State of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights it may have to object to such jurisdiction under the Constitution or laws of the State of New York or the Constitution of the United States or otherwise, and (iii) irrevocably consents that service of process upon it in any such action or proceeding shall be valid and effective against it if made in the manner provided in Section 10.2 for delivery of notices hereunder.

         10.7     COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and may be executed by the affixing of the signatures of each of the parties to one of such counterparts. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page. Signature pages with a party's signature may be delivered by a party by facsimile and will have the same force and effect of an originally executed signature page, provided that such page with the original signature is promptly delivered thereafter in a reasonably expeditious manner.

         10.8     SEVERABILITY.
                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.9     CONFIDENTIALITY.
                  Seller and Buyer agree to keep the terms of this Agreement and any amendments to it or transactions arising from it confidential, except as may otherwise be required by law.

         10.10    NO THIRD PARTY BENEFICIARIES.
                  Neither this Agreement nor any provision hereof is intended to confer upon any person (other than the parties hereto) any rights or remedies hereunder.

         10.11    PUBLICITY.
                  None of the Company, Seller or Buyer shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of each of the other parties. This provision shall not apply, however, to any announcement or written statement by

Buyer which, in the reasonable judgment of Buyer, is required to be made by law or the regulations of any Federal, state or foreign governmental agency or any stock exchange.

         10.12     FURTHER ASSURANCES.
                  The parties shall, at any time and from time to time after the Closing Date upon the request and at the expense of the other parties but without further consideration, execute such other and further instruments, assignments or documents as may be necessary for the consummation of the transactions contemplated by this Agreement.

         10.13    DEFINITION OF BUSINESS DAY.
                  For all purposes of this agreement the term Business Day shall mean any day when banks in New York City are opened for business.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                 COLD METAL PRODUCTS, INC.


                                 By: /s/ Raymond P. Torok
                                    --------------------------------------------
                                          Name: Raymond P. Torok
                                          Title:   President


                                 ALKAR STEEL CORPORATION


                                 By: /s/ John M. Fayad
                                    --------------------------------------------
                                          Name:    John M. Fayad
                                          Title:   President

                                 SELLER

                                 The John Fayad Revocable Trust u/a/d April 7, 1988, as amended

                                 By:  /s/ John M. Fayad
                                    --------------------------------------------
                                                   John M. Fayad, Trustee


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